Exhibit 99.1

                                 JTH TAX, INC.

                             SUBSCRIPTION AGREEMENT


JTH Tax, Inc.
2610 Potters Road
Virginia Beach, VA  23452

         Re:      Purchase of Shares of Class A Common Stock
                  (the "Shares") of JTH Tax, Inc. (the "Company") at $12.50 per Share

Ladies and Gentlemen:

         Reference is made to the Prospectus dated June , 1998 with respect to the offering of the Shares (the "Offering"). Such Prospectus, together with any amendments thereto, delivered to the undersigned is herein called the "Prospectus". Capitalized terms used but not defined herein shall have the respective meanings given them in the Prospectus.

         For the purpose of subscribing for the Shares, and intending to be legally bound hereby, the undersigned prospective purchaser of the Shares (the "Purchaser") hereby agrees as follows:

         1.       Subscription for Shares.

                  Upon the terms and conditions set forth herein and in the Prospectus, the Purchaser hereby subscribes for and agrees to acquire that number of Shares as set forth in Section 7 hereof, and agrees to tender the Subscription Price (as defined and set forth in Section 6 hereof) at such time as Purchaser is notified that the Subscription Price is due. Upon acceptance of this Subscription Agreement by the Company in accordance with the provisions hereof, this Subscription Agreement shall become a binding contract between the parties hereto.

         2.       Acceptance or Rejection of Subscription; Tender of Funds.

                  The Offering is subject to a minimum amount of 40,000 Shares being purchased at a price of $12.50 per Share by the close of business on the 30th day after the registration statement in respect of the Offering becomes effective (the "Minimum Conditions"). If in the event that the Minimum Conditions are met, the Company will advise the Purchaser that the subscription has been accepted and that the Subscription Price is due and payable within business days.

                  If the Minimum Conditions are not satisfied or if the Offering is terminated for any other reason, the subscription will be rejected and the Subscription Price will not become due and payable.

                  Purchasers may, however, tender the Subscription Price simultaneous with the delivery of the Subscription Agreement. In that instance, the tendered funds will be held, together with the funds transmitted by other Purchasers who have made similar commitments in respect to the purchase of Shares, in a separate interest bearing escrow account (the "Escrow Account") at First Union National Bank (the "Escrow Agent"). Securities delivered in respect to the purchase of Shares will be held in escrow by the Company. If the Minimum Conditions are not met or if this subscription is rejected in whole or in part (to the extent rejected), the Subscription Price paid will be promptly returned, with interest thereon, and this Subscription Agreement shall have no further force or effect. The funds will be held in the Escrow Account until , 1998. If the Minimum Conditions are met, and proof thereof is given to the Escrow Agent, within fifteen (15) business days thereafter, the Escrow Agent will deliver the funds held in the Escrow Account to the Company and the Company will release the securities and process appropriate transfers.

         3.       Certain Representations and Warranties of the Purchaser.

                  The Purchaser hereby represents and warrants as follows to the Company, and each person who acquires Shares in the Company, and the Purchaser acknowledges that the Purchaser has full knowledge that such persons intend to rely on such representations and warranties:

                  THE PURCHASER HAS READ CAREFULLY AND UNDERSTANDS THE PROSPECTUS AND HAS CONSULTED HIS OWN ATTORNEY, ACCOUNTANT OR PURCHASER REPRESENTATIVE WITH RESPECT TO THE INVESTMENT CONTEMPLATED HEREBY AND ITS SUITABILITY FOR THE PURCHASER. ANY SPECIFIC ACKNOWLEDGMENT SET FORTH BELOW WITH RESPECT TO ANY STATEMENT CONTAINED IN THE PROSPECTUS SHALL NOT BE DEEMED TO LIMIT THE GENERALITY OF THIS REPRESENTATION AND WARRANTY.

         The foregoing representations and warranties are true and complete as of the date hereof and will be true and complete as of the date of the acceptance hereof by the Company. If such representations and warranties cease, in any respect, to be true and complete prior thereto, the Purchaser will give written notice of such fact to the Company, specifying which representations and warranties are not true and complete and the reasons therefor.

         4. Acknowledgements of the Purchaser.

                  The Purchaser understands and acknowledges that:

                  (a) The subscription for the Shares contained herein may be accepted or rejected, in whole or in part, in the sole and absolute discretion of the Company.

                  (b) The subscription for the Shares will be rejected if the Minimum Conditions, as described in Section 2, are not met.

                  (c) Upon the delivery of this Subscription Agreement to the Company, the subscription evidenced hereby is and shall be irrevocable (subject to applicable securities laws and regulations), except that the Purchaser shall have no obligation hereunder if the subscription is for any reason rejected or the offering of Shares by the Company is for any reason cancelled or withdrawn.

                  (d) No federal or state agency has made any finding or determination as to the fairness of the offering of Shares for investment or any recommendation or endorsement of the Shares.

                  (e) There is no public market for the Shares and it is not anticipated that a market will develop for the Shares following this Offering.

                  (f)   The   foregoing    acknowledgements,    representations,
warranties and agreements shall survive the consummation of the offering contemplated by the Prospectus.

         5.       General.

                  (a) This Subscription Agreement (i) may not be assigned without the consent of the Company, which consent may be withheld in its sole discretion, (ii) shall be binding upon the Purchaser and the heirs, legal representatives, successors and assigns of the Purchaser, (iii) shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Virginia (except insofar as affected by the state securities laws of the jurisdiction in which the offering described herein may have been made to the Purchaser), (iv) shall survive the acceptance by the Company of this Subscription Agreement and the consummation of the offering contemplated by the Offering Memorandum, and (v) contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

                  (b)  If  the   Purchaser  is  more  than  one  person,   their
obligations hereunder shall be joint and several.

                  (c) If any provision of this Subscription Agreement, or a part thereof, shall be determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Subscription Agreement shall continue in full force and effect, as though such provision, or part thereof, was not a part of this Subscription Agreement.

         6.       Subscription.

                  The undersigned hereby subscribes for and agrees to pay for ____ Shares at a price of $12.50 per Share (the "Subscription Price"). The Subscription Price will be due and payable within business days after notification by the Company that the subscription has been accepted. The Subscription Price may, however, be paid simultaneously with the execution of this Subscription Agreement in cash or a check drawn on a bank in the United States. If the Subscription Price is paid for with a check, it should be made payable to "JTH Tax, Inc. Escrow." The cash or check should be delivered or mailed to the Company, at its address set forth in Section 7 hereof.

         7.       Notices.

                  Any notices and other communications required or permitted hereunder shall be in writing and shall be sent by certified mail, return receipt requested, addressed as follows or to such other addresses as the parties hereto shall have given notice pursuant hereto:

         If to Company:

                                    JTH Tax, Inc.
                                    2610 Potters Road
                                    Virginia Beach, VA  23452

         If to Purchaser:

                                    --------------------------------

                                    --------------------------------

                                    --------------------------------

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                                    Attention:______________________

         All such notices to the Company shall be effective only upon actual receipt by the Company. All such notices to the Purchaser shall be deemed to be given on the second business day following deposit thereof with the carrier.

         This Subscription Agreement will be deemed to have been executed for all purposes when the Purchaser signs the signature page provided within. If this subscription is accepted, the undersigned acknowledges and agrees that the undersigned will be a stockholder in the Company.

Type of Ownership (Check One):

____ Individual       ____ Trust
____ Corporation      ____ Other (please specify below)
____ Company          ____ Partnership


         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date set forth below.

Date: __________________, 1998

                                            Signature Form for Individuals

                                            _________________________ (Seal)
                                            (Signature)
                                            Print Name:_____________________

                                            _________________________ (Seal)
                                            (Signature of Joint Owner, if any)

                                            Print Name:______________________


                                            Signature Form for Corporations

                                            ----------------------------------
                                            (Print Name of Corporation)

                  [Corporate Seal]          By:_______________________________
                                            (Signature of Authorized Officer)

                                            ----------------------------------
                                            Print Name and Title


                                            Signature Form for Company

                                             ---------------------------------
                                            (Print Name of Company)

                                            By: ______________________________
                                            (Signature of Authorized Officer)

                                            ----------------------------------
                                            Print Name and Title


         (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                            Signature Form for Partnership

                                            By its Partners:

                                            ----------------------------------
                                            (Signature of Partner)



                                            ----------------------------------
                                            Print Name

                                            ----------------------------------
                                            (Signature of Partner)

                                            ----------------------------------
                                            Print Name

                                            ----------------------------------
                                            (Signature of Partner)

                                            ----------------------------------
                                            Print Name

                                            ----------------------------------
                                            (Signature of Partner)

                                            ----------------------------------
                                            Print Name


                                            Signature Form for Trusts


                                            ---------------------------------
                                            (Print Name of Trust)

                                            By:______________________, as
                                            (Signature of Trustee)
                                            Trustee under the Trust Agreement
                                            dated____________________________

                                            ----------------------------------
                                            Print Name

                                            Other


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